FINANCIAL PUBLIC RELATIONS AGREEMENT

     Agreement made this 9th day of June, 2000 by and between RTS Investor Relations, located at 307 Clinton B. Fiske Avenue, Staten Island, NY (hereinafter "RTS"), and INFe.com, Inc, located at 800 Towers Crescent Drive, Suite 640, Vienna, Virginia (hereinafter referred as ("Client").

     WHEREAS the Client, a publicly held corporation, desires to retain the services of RTS to advise and assist it in its ongoing financial public relations, which the Client recognizes as requiring time and constant attention to develop and sustain the attention and interest of shareholders and other members of the investment and financial community; and

     WHEREAS RTS will provide such professional services for the consideration as stated herein:

     THEREFORE the parties hereby agree as follows:

     1. Retention: Client retains RTS to advise and assist in its ongoing financial public relations, which the Client recognizes as requiring time and constant diligence to develop and sustain the attention and interest of shareholders and other members of the investment and financial community. Such services would include, as necessary and authorized by the Client:

     a)   company's contract will all market makers
     b) company's liaison is retaining and coordinating the efforts of additional and current Investor Relations firms; and consultants
     c) fact sheets and brochures distributed-, (prepared by client)
     d) contacts to attract both individual and institutional investors;
     e) distribution of the Client' s annual, quarterly and other reports; (when requested of RTS)
     f) such other activities as shall be agreed upon in order to maintain an active interest and market in the Clients stock.

     RTS's services will be performed at its facilities and at such other places as are appropriate and necessary for RTS to perform its duties hereunder provided however that Client is then in compliance with all it's obligations under this agreement including but not limited to payment obligations.

     *2. Compensation: For the services set forth above in paragraph one, RTS shall be paid $3,000 per month commencing on the date first set forth above plus reimbursement for all out of pocket costs in accordance with paragraph 3. Additionally, client will issue to RTS Investor Relations 300,000 shares of restricted stock in INFe.com, Inc. Instructions regarding delivery of shares to RTS shall be given to clients transfer agent immediately upon execution of this Agreement and issued as follows:

     A. 100,000 shares with piggyback registration rights to be delivered to RTS as soon as possible after the date first set forth above.


          Exhibit - 10.6


     B. 50,000 shares in the name of John Kulina, SSN: ###-##-#### of 779 Partridge Drive, Bridgewater, N.J. 08807, who is a consultant to RTS, to be registered in an S-8 within 30 days after the date of the agreement and delivered to Mr. Kulina as soon as possible thereafter.

     C. 75,000 shares with piggyback registration Tights to be delivered to RTS 90 days after the date first set forth above.

     D. 75,000 shares with piggyback registration rights to be delivered to RTS 180 days after the date first set forth above.

* Cash portion of this agreement is deferred until such time as the company is able to show an equity investment of $500,000 or more (any past due amounts will be paid at the time of such financing).
* If client files a registration statement with the SEC, at any time after the signing of this contract, the client will include the 250,000 restricted shares issued as part of this contract in the registration statement.

     3. Reimbursement: RTS shall be reimbursed by client for disbursements (out of pocket expense) of RTS in providing the services set forth in paragraph 1 above, for the benefit of client which include but are not limited to: travel, hotel costs, copywriting, layout, art and photographic services, mechanicals, printing, duplication and reproduction costs, advertising costs, messenger and delivery services, telephone toll charges, fax, postage, newswire, on-line computer news service and any other necessary incidental expenses and any other related expense.

     4. Payment: Client agrees to pay all fees monthly in advance. The costs expenses and out of pocket disbursement incurred on behalf of Client as described in paragraph 3 above will be paid to RTS in advance concurrently with Client's delivery of written approval to RTS for any such cost, expense or out of pocket disbursements. Upon the signing of this agreement, Client shall pay $1,000 in advance to be applied to out of pocket expenses described herein.

     5. Interest: Any payment due hereunder that is not paid as provided for herein shall incur a one and one half (1-1/2z%) percent per month later fee.

     6. Term of Agreement : RTS's services shall be available to Client for a one (1) year period commencing on the date of this agreement.

     7.   Representations and Warranties:

               A. Client hereby represents and warranty that: The outstanding Common Stock of the Client has been duly and validly authorized and issued and is fully paid and non assessable and will conform to all statements with regard thereto contained in its Offering Memorandum. No sales of securities have been made by the Client in violation of the registration provisions of the Securities Act of 1933, as amended. Any Common Stock Purchase Warrants have been duly and validly authorized and, when sold and delivered, will constitute valid and binding obligations of the Client enforceable in accordance with the terms thereof and will conform to all statements with regard thereto contained in any of its governmental filings.

               B. Client represents and warrants that all payments and authorizations under this Agreement constitute compensation for services performed or to be performed and do not constitute an offer, payment, promise or authorization for payment of any money or gift to any



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          Exhibit - 10.6


official or other person to influence any act or decision of an official or person to induce such official or person to affect or influence any act or decision in favor of the Client.

               C. The Client, at its own expense will prepare, file and update such financial statements and Other information as may be required by the SEC or states in which the sale of the Client's Common Stock way be qualified. During the one (1) year retention period of RTS, or any extension thereof, the Client will deliver to RTS copies of each annual quarterly and other reports and documents which the Client shall timely present to its security holders and/or file with the SEC and other state governmental authority, within thirty (30) days of the preparation and submission of such documents and reports.

     8. Indemnification: The Client, for good and valuable consideration the receipt of which is hereby acknowledged, undertakes and agrees to indemnify and hold RTS harmless from and against and in respect of any liability, damage, loss or expense to RTS resulting from (a) the inaccuracy or omission of any information, representation or warranty made to RTS and/or contained in any materials distributed and/or advertised to the public and/or filed with any governmental or regulatory authority or agency; (b) any inaccuracy or omission in the financial statements, documents or materials of the Client required to be filed with any governmental or regulatory authority or agency and/or distributed to the public and of shareholder interest; (c) any failure of the Client to discharge any duty or perform any obligation required of it under (i) any rules, statutes and regulations enacted and/or enforced by any governmental or regulatory authority or agency, (ii) any representation, undertaking or warranty set forth in any document or materials distributed to the public and/or filed with any governmental or regulatory authority or agency, (iii) any contract incident to the Client conducting its current or proposed business activity; or (d) any violation by the Client of any federal, state or local law, ordinance, regulation or order. RTS, for good and valuable consideration hereby agrees to indemnify client from and against and in respect of any misrepresentations made by RTS in representing client, unauthorized or unlawful use of confidential client information obtained during the course of this agreement, or any willful misconduct or gross negligence of RTS in the performance of its duties under this agreement.

     9. Termination Because of Non-Compliance: This Agreement may be terminated by RTS by notice to the Client in the event that the Client shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Client to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by RTS in writing.

     10. Termination of Agreement: In the event that RTS should withdraw from retention by the Client, any sums that have become due in accordance with this Agreement but have not been paid at the time of withdrawal will be deemed to be for services already rendered and shall be paid immediately by the Client, any sums that have been paid to RTS will be deemed earned and for services already performed. The Client shall pay RTS immediately for all unreimbursed charges, costs and expenses paid or incurred by RTS prior to the time of withdrawal. If such termination is for non-payment, Client agrees to pay all legal and other collection fees with appropriate interest.

          Exhibit - 10.6


     11. Non-Affiliation: Nothing herein shall be construed as creating a relationship of employer-employee, partners, joint ventures or other such or similar relationship between the parties hereto.

     12.  Confidentiality:   In the course of the performance of MIS
duties, it is expected that RTS will receive information which may be considered material inside information. RTS will not disclose this information to others except as authorized by Client and necessary in order for RTS to perform its duties and comply with such federal, state and municipal laws, rules and regulations or other regulatory body.

     13.   Cooperation, Diligence, Disclosure and Disclaimer of
Warranty: The Client acknowledges and agrees that a great deal of time, cooperation, diligence and disclosure is necessary in order for RTS to perform its duties as contemplated herein. Ile Client acknowledges and agrees that no representation or warranty concerning the successful outcome of any proposal or recommendation is or can be made. Client acknowledges and understands that this is especially true when approval of a governmental or regulatory authority or agency is needed in order for Client to effect a proposed course of business which includes the possible intervention and institution by any governmental or regulatory authority or agency of any proceedings into the activities of the Client or its principals. All statements of ATS concerning any and all matters contemplated herein are statements of opinion only.

     14.  Warranty that Agreement does not Contemplate Acts of a Finder,
Underwriter, Broker, Dealer or Promoter.   The Client acknowledges and
agrees that no representations or warranty has been made by RTS, associates, affiliates or any other person as to the successful outcome of any media, financial plan, private or public financing or other business plans put forth by RTS, its affiliates or associates. The Client further acknowledges and agrees that RTS, its affiliates and/or associates have not, and will not act or be considered to act as a finder, underwriter, broker, dealer or promoter of any of the Client's securities, either in private or public transactions. Client represents and warrants that all payments and authorizations under this agreement constitute compensation for services performed or to be performed and do not constitute an offer, payment promise or authorization for payment to RTS, or its affiliates and/or associates to act as a finder, underwriter, broker, dealer or promoter of any of the Clients securities.

     15. Rights and Remedies Upon Default: Upon the occurrence of any event of default and any time thereafter, RTS shall have all the rights and remedies provided in this Agreement, and any other writing executed by the parties, and as may be provided and allowed in law. RTS shall not be deemed to have waived any of its rights and remedies unless such waiver is in writing and signed by the parties hereto. A waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No delay or omission on RTS's part in exercising any right shall operate as a waiver of that right or any other right.

     16. Entire Understanding: This Agreement contains the entire understanding between the parties and may not be modified except in writing and signed by the parties hereto.

     17. Notices: All notices required under this Agreement shall be sent by registered or certified mail, return receipt requested, addressed as set forth herein or to such other address as the parties may have notice.


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          Exhibit - 10.6


     18. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York and to which jurisdiction the parties hereto consent for the adjudication of all disputes.

     19. Severability: If any provision of this Agreement is held to be invalid, illegal, or unenforceable, then only that portion is void and shall not affect or impair, in any way, the validity, legality, or enforceability of the remainder of this Agreement.

     20. Counterparts: This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute me and the same instrument

  WITNESS THEREOF the parties have executed this Agreement as of the date first above written

INFe.com, Inc.                         RTS Investor Relations

By:___________________________         By:___/s/Richard Sullivan___ 6/9/2000
        Thomas M. Richfield

Title: President                       Title: President

          Exhibit - 10.6


     18. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York and to which jurisdiction the parties hereto consent for the adjudication of all disputes.

     19. Severability: If any provision of this Agreement is held to be invalid, illegal, or unenforceable, then only that portion is void and shall not affect or impair, in any way, the validity, legality, or enforceability of the remainder of this Agreement.

     20. Counterparts: This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute me and the same instrument

  WITNESS THEREOF the parties have executed this Agreement as of the date first above written

INFe.com, Inc.                          RTS Investor Relations

By:___/s/Thomas M. Richfield___         By:___/s/Richard Sullivan___ 6/9/2000
        Thomas M. Richfield

Title: President                        Title: President

          Exhibit - 10.6